Exhibit 99.3

First Capital Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

September 30, 2013
(unaudited)
ASSETS:
Cash and cash equivalents	$23,508
Investment securities	107,124
Loans, net	107,294
Loans held for sale	3,366
Premises and equipment, net	9,221
Bank owned life insurance	7,098
Other intangible assets, net	177
Real estate owned, net	967
Accrued interest and other assets	2,300
TOTAL ASSETS	$261,055

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits	$179,171
Federal Home Loan Bank and other borrowings	56,351
Other liabilities	2,175
Total liabilities	237,697
Stockholders' equity	23,358
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$261,055

Exhibit 99.3

First Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Earnings

(dollars in thousands)

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)
Interest income:
Loans	$4,539	$5,384
Investment securities and other	2,708	3,446
Total interest income	7,247	8,830
Interest expense:
Deposits	327	602
Borrowed funds	1,474	1,794
Total interest expense	1,801	2,396
Net interest income	5,446	6,434
Provision for loan losses	(4)	674
Net interest income after provision for loan losses	5,450	5,760

Non-interest income:
Fees and service charges	1,672	1,640
Gains on sales of loans, net	2,033	1,124
Bank owned life insurance	187	204
Other	1,190	706
Total non-interest income	5,082	3,674

Investment securities:
Gains on sales of investment securities, net	619	924

Non-interest expense:
Compensation and benefits	4,374	3,916
Occupancy and equipment	1,138	1,055
Professional fees	346	354
Data processing	439	386
Advertising	101	89
Federal deposit insurance premiums	228	275
Foreclosure and real estate owned expense	1,346	44
Other	1,078	2,160
Total non-interest expense	9,050	8,279

Earnings before income taxes	2,101	2,079
Income tax expense	11	73
Net earnings	$2,090	$2,006

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